EXIBIT 10(k)(4)
                                                  ---------------


                            AGREEMENT
                            ---------



      Agreement made as of the 21st day of October, 1996, by  and

between   Overseas   Shipholding  Group,  Inc.,   a   corporation

incorporated under the laws of Delaware with its principal office at 511 Fifth Avenue, New York, New York 10017 (the "Company") and

Morton P. Hyman, residing at 998 Fifth Avenue, New York, New York

10028 (the "Executive").



                      W I T N E S S E T H:


           WHEREAS,  the  Company believes that the establishment

and  maintenance of a sound and vital management of  the  Company and its affiliates is essential to the protection and enhancement of the interests of the Company and its stockholders;



            WHEREAS,  the  Company  also  recognizes   that   the

possibility of a Change of Control of the Company (as defined  in

Section  1  hereof), with the attendant uncertainties and  risks,

might result in the departure or distraction of key employees  of the Company to the detriment of the Company; and



            WHEREAS,  the  Company  has  determined  that  it  is

appropriate to take steps to induce key employees to remain  with the  Company,  and  to  reinforce and encourage  their  continued

attention  and dedication, when faced with the possibility  of  a

Change of Control of the Company.



           NOW,  THEREFORE, in consideration of the premises  and

mutual  covenants  herein contained, the  parties  hereto  hereby agree as follows:



           1.    A  Change  of Control shall be  deemed  to  have

occurred  if:  (i) any person (as defined in Section  3(a)(9)  of the  Securities  Exchange Act of 1934, as amended (the  "Exchange

Act") and as used in Sections 13(d) and 14(d) thereof), excluding the  Company, Maritime Overseas Corporation, any "Subsidiary"  of

either, any employee benefit plan sponsored or maintained by  the

Company,  Maritime  Overseas Corporation  or  any  Subsidiary  of

either  (including  any trustee of any such plan  acting  in  his capacity  as trustee) and any person who (or group which includes a person who) is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) as of January 1, 1994 of at least fifteen percent  (15%)  of the common stock of the Company,  becomes  the beneficial  owner (as defined in Rule 13(d)-3 under the  Exchange

Act)  of  shares  of the Company having at least  thirty  percent

(30%)  of  the  total number of votes that may be  cast  for  the election  of directors of the Company; (ii) there is a merger  or other  business  combination  of the  Company,  sale  of  all  or substantially all of the Company's assets or combination  of  the

foregoing   transactions   (a  "Transaction"),   other   than   a

Transaction  involving only the Company and one or  more  of  its

Subsidiaries,  or a Transaction immediately following  which  the shareholders of the Company immediately prior to the  Transaction continue  to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder of the Company owning directly or indirectly more than ten percent (10%) of  the shares  of the other company involved in the Transaction if  such shareholder  is  not as of January 1, 1994, the beneficial  owner

(as  defined in Rule 13(d)-3 under the Exchange Act) of at  least fifteen  percent  (15%) of the common stock of the  Company);  or

(iii) during any period of two (2) consecutive years beginning on or  after the date hereof, the persons who were directors of  the

Company  immediately  before the beginning of  such  period  (the

"Incumbent  Directors") shall cease (for any  reason  other  than death)  to  constitute  at  least a  majority  of  the  board  of directors  of  the  Company  or the board  of  directors  of  any successor to the Company, provided that, any director who was not a  director  as  of  the date hereof shall be  deemed  to  be  an

Incumbent Director if such director was elected to the  board  of directors  by, or on the recommendation of or with  the  approval of,  at  least  two-thirds  (2/3) of  the  directors  who  then qualified  as  Incumbent Directors either actually  or  by  prior operation  of  the foregoing unless such election, recommendation or  approval  occurs  as  a  result of an  actual  or  threatened election  contest  (as  such terms are used  in  Rule  14a-11  of

Regulation  14A  promulgated  under  the  Exchange  Act  or   any

successor  provision) or other actual or threatened  solicitation of  proxies or contests by or on behalf of a person other than  a member  of  the Board.  Only one (1) Change of Control may  occur under this Agreement.



           2.    Term.  This Agreement shall commence on the date

hereof  and shall expire on the earliest of (i) three  (3)  years from  the  date  hereof, subject to the right  of  the  Board  of

Directors  of  the  Company (the "Board") and  the  Executive  to

extend it, provided that if a Change of Control takes place prior to  three  (3) years from the date hereof, the duration  of  this

Agreement  under this subpart (i) shall be until  two  (2)  years after the Change of Control whether such two (2) year period ends before  or after the end of such three (3) year period; (ii)  the date  of  the  death  of  the Executive or  retirement  or  other

termination   of  the  Executive's  employment  (voluntarily   or

involuntarily)  with  the Company prior to a  Change  of  Control other  than  as a result of a termination by the Company  without

Cause (as defined below) or by the Executive for Good Reason  (as defined  below); or (iii) one hundred twenty (120) days  after  a termination by the Company without Cause or by the Executive with

Good Reason if a Change of Control does not occur on or prior  to

such  date.   Notwithstanding anything in this Agreement  to  the

contrary, if the Company becomes obligated to make any payment to the  Executive pursuant to the terms hereof at or  prior  to  the expiration of this Agreement, then this Agreement shall remain in effect  for such and related purposes (including but not  limited to under Section 5 hereof) until all of the Company's obligations hereunder  are  fulfilled.  Further, provided that  a  Change  of

Control  has  taken  place  prior  to  the  termination  of  this

Agreement,  the provisions of Sections 10(a), (d) and (e)  hereof

shall   survive   and   remain  in  effect  notwithstanding   the

termination of this Agreement, the termination of the Executive's employment  or  any  breach or repudiation or alleged  breach  or repudiation by the Company or the Executive of this Agreement  or any one or more of its terms.



           3.   Termination Following Change of Control.  If, and

only  if,  a  Change  of Control occurs, the Executive  shall  be entitled  to the amounts provided in Section 4 upon a termination of  the  Executive's employment for any reason whatsoever at  any time  within two (2) years after a Change of Control whether such termination  is by the Company (with or without  Cause  or  as  a result of the Executive's disability), by the Executive (with  or without Good Reason) or as a result of the Executive's death.  In

addition,  notwithstanding  the  foregoing,  in  the  event   the

Executive  is  terminated without Cause or terminates  employment

(as  a  result  of an event occurring within one  hundred  twenty

(120)  days  prior to the occurrence of a Change of Control)  for

Good  Reason  within one hundred twenty (120) days prior  to  the occurrence  of a Change of Control, such termination shall,  upon the  occurrence of a Change of Control, be deemed to  be  covered under  the Agreement and the Executive shall be entitled  to  the amounts  provided under Section 4 hereof reduced by  any  amounts

otherwise   received  in  connection  with  his  termination   of

employment.   The  foregoing  terms  shall  have  the   following

meanings:



          (i) Termination for Good Reason. For purposes of this Agreement, termination for Good Reason shall mean a termination by the Executive effected by a written notice given within sixty
(60) days after the occurrence of the Good Reason event. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

                (A) a reduction in the Executive's annual base salary; (B) a relocation of the Executive's principal business location to an area outside a fifty (50) mile radius of the Executive's current principal business location; or (C) a material breach by the Company of any other agreement with the Executive without proper justification that remains uncured for ten (10) days after written notice of such breach is given to the Company.

           (ii) Cause. As used herein, the term "Cause" shall mean: (A) the willful engaging by the Executive in gross misconduct which is materially injurious to the Company, with written notice of the specific misconduct given to the Executive;
(B) Executive's conviction of (or pleading of nolo contendere to) a crime involving any financial impropriety or other crime which would materially interfere with the Executive's ability to perform his services to the Company or otherwise be materially injurious to the Company; (C) the willful breach by the Executive of any of his material obligations under any agreement with the Company without proper justification, which breach is not cured within ten (10) days after written notice thereof from the Company; or (D) refusal to follow the proper and achievable written direction of the Board within five (5) business days of it being given, provided that the foregoing refusal shall not be "Cause" if the Executive in good faith believes that such direction is illegal, unethical or immoral and Executive promptly so notifies the Board. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

          The Executive's continued employment for a period of up

to  sixty (60) days after the occurrence of any act or failure to act  constituting  Good  Reason hereunder  shall  not  constitute consent  to, or a waiver of rights with respect to, any such  act or failure to act.



           4.    Compensation  on Change of Control  Termination.

If,  pursuant to Section 3, the Executive is entitled to  amounts and benefits under this Section 4, the Company shall, subject  to

Section  8,  pay and provide to Executive:  (A)  in  a  lump  sum within  five  (5)  days  after  such  termination  (or,  if  such termination  occurred prior to a Change of Control,  within  five

(5)  days  after  the  Change of Control)  (i)  three  (3)  times

Executive's  highest  annual base salary  in  effect  within  one hundred twenty-one (121) days prior to, or at any time after, the

Change  of  Control, (ii) subject to submission of documentation,

any  incurred but unreimbursed business expenses for  the  period prior  to  termination payable in accordance with  the  Company's policies, and (iii) any base salary, bonus, vacation pay or other compensation  accrued or earned under law or in  accordance  with the  Company's policies applicable to the Executive but  not  yet paid;  (B)  any  other amounts or benefits  due  under  the  then applicable  employee  benefit (including without  limitation  any

Supplemental  Executive  Retirement Plan),  equity  or  incentive plans  of  the Company applicable to the Executive  as  shall  be determined and paid in accordance with such plans; (C) three  (3)

years   of   additional  service  and  compensation  credit   (at

Executive's highest compensation level in the one hundred twenty-

one  (121) day period prior to, or at any time after, the  Change of  Control) for pension purposes, and an increase in his age  by three  (3) years for purposes of calculating any early retirement subsidy  or  actuarial reduction, under any defined benefit  type qualified  or  nonqualified pension plan or  arrangement  of  the

Company and its affiliates applicable to Executive, measured from the  date  of termination of employment and not credited  to  the extent  that  the Executive is otherwise entitled to such  credit during  such three (3) year period, which payments shall be  made through  and  in  accordance with the terms of  the  nonqualified defined  benefit pension plan or arrangement if any  then  exists that  is not purely an excess plan within the meaning of 4 U.S.C.

  114(b)(1)(I)(ii), or, if not, in an actuarially equivalent lump sum  (using the actuarial factors then applying in the  Company's defined  benefit  plan  covering the  Executive);  (D)  continued

coverage  under the Company health plans in which  the  Executive

participates   (whether  as  an  active   or   former   employee)

immediately  prior to the Change of Control or  equivalent  plans thereto  (the  "Health Plans") for the Executive (except  in  the case of the Executive's death) and the Executive's dependents for three  (3)  years from the date of termination of the Executive's employment,  provided that premiums for such  coverage  shall  be paid by the Executive on the same basis as prior to the Change of

Control;  and further provided that such coverage shall cease  to the  extent  that  the providing of such coverage  would  violate applicable law or result in other participants being taxed on the benefits  under  such  Health Plans; and (E)  continued  coverage under  the  Company  life insurance plan in which  the  Executive participates  (at  the  same  cost as  for  active  employees  of equivalent  age) at a benefit level equal to the  higher  of  the level  in  effect immediately prior to the Change of  Control  or

immediately   prior   to   the   Executive's   termination    or,

alternatively, equivalent coverage (on a tax grossed up basis, to the  extent  the amount taxable to the Executive is greater  that the  amount taxable to him if he was an employee and participated in  the  Company's life insurance plan) for three (3) years  from the date of termination of the Executive's employment.



                 5.   Gross  Up.   (a)   In the  event  that  the

Executive  shall become entitled to the payments and/or  benefits provided  by Section 4 or any other amounts (whether pursuant  to the  terms  of  this Agreement or any other plan, arrangement  or agreement with the Company, any person whose actions result in  a change  of  ownership  or effective control  covered  by  Section

280G(b)(2) of the Internal Revenue Code of 1986, as amended  (the

"Code") or any person affiliated with the Company or such person)

as  a  result  of a Change of Control (collectively the  "Company

Payments"), and such Company Payments will be subject to the  tax

(the  "Excise Tax") imposed by Section 4999 of the Code (and  any similar tax that may hereafter be imposed) the Company shall  pay to the Executive at the time specified in subsection (d) below an additional  amount  (the "Gross-up Payment") such  that  the  net amount  retained by the Executive, after deduction of any  Excise

Tax  on  the  Company Payments and any U.S. federal,  state,  and local  income  or payroll tax upon the Gross-up Payment  provided for  by  this  paragraph (a), but before deduction for  any  U.S.

federal,  state, and local income or payroll tax on  the  Company

Payments, shall be equal to the Company Payments.



           (b)   For purposes of determining whether any  of  the

Company  Payments and Gross-up Payments (collectively the  "Total

Payments")  will be subject to the Excise Tax and the  amount  of such  Excise  Tax,  (x) the Total Payments shall  be  treated  as

"parachute payments" within the meaning of Section 280G(b)(2)  of the  Code,  and all "parachute payments" in excess of  the  "base amount"  (as defined under Code Section 280G(b)(3) of  the  Code)

shall  be treated as subject to the Excise Tax, unless and except to  the  extent that, in the opinion of the Company's independent certified  public accountants appointed prior to  any  change  in ownership  (as  defined  under Code Section  280G(b)(2))  or  tax counsel  selected  by  such accountants (the "Accountants")  such

Total  Payments  (in whole or in part) either do  not  constitute

"parachute  payments,"  represent  reasonable  compensation   for

services   actually  rendered  within  the  meaning  of   Section

280G(b)(4)  of  the Code in excess of the "base  amount"  or  are otherwise not subject to the Excise Tax, and (y) the value of any non-cash  benefits or any deferred payment or  benefit  shall  be determined  by the Accountants in accordance with the  principles of Section 280G of the Code.



           (c)   For  purposes of determining the amount  of  the

Gross-up  Payment,  the Executive shall be  deemed  to  pay  U.S.

federal income taxes at the highest marginal rate of U.S. federal income  taxation  in  the calendar year  in  which  the  Gross-up

Payment  is  to be made and state and local income taxes  at  the highest  marginal rate of taxation in the state and  locality  of the  Executive's  residence for the calendar year  in  which  the

Company  Payment is to be made, net of the maximum  reduction  in

U.S.  federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.  In the event that the Excise Tax is subsequently determined by the Accountants to  be  less than the amount taken into account hereunder at  the time  the Gross-up Payment is made, the Executive shall repay  to the  Company,  at the time that the amount of such  reduction  in

Excise Tax is finally determined, the portion of the prior Gross-

up  Payment  attributable to such reduction (plus the portion  of the  Gross-up  Payment attributable to the Excise  Tax  and  U.S.

federal, state and local income tax imposed on the portion of the

Gross-up  Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of  such repayment  at the rate provided in Section 1274(b)(2)(B)  of  the

Code.  Notwithstanding the foregoing, in the event any portion of the  Gross-up Payment to be refunded to the Company has been paid to  any  U.S.  federal, state and local tax authority,  repayment thereof (and related amounts) shall not be required until  actual refund  or credit of such portion has been made to the Executive,

and interest payable to the Company shall not exceed the interest received  or credited to the Executive by such tax authority  for the  period it held such portion.  The Executive and the  Company shall mutually agree upon the course of action to be pursued (and the  method of allocating the expense thereof) if the Executive's claim for refund or credit is denied.



          In the event that the Excise Tax is later determined by

the  Accountant  or the Internal Revenue Service  to  exceed  the amount  taken  into  account hereunder at the time  the  Gross-up

Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-

up  Payment),  the  Company  shall make  an  additional  Gross-up

Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the  amount of such excess is finally determined.



           (d)   The Gross-up Payment or portion thereof provided

for  in  subsection (c) above shall be paid not  later  than  the thirtieth (30th) day following an event occurring which  subjects the  Executive to the Excise Tax; provided, however, that if  the amount  of  such  Gross-up Payment or portion thereof  cannot  be finally  determined on or before such day, the Company shall  pay to  the Executive on such day an estimate, as determined in  good faith  by  the Accountant, of the minimum amount of such payments and  shall  pay  the  remainder of such payments  (together  with interest  at  the rate provided in Code Section 1274(b)(2)(B)  of the Code), subject to further payments pursuant to subsection (c)

hereof,  as  soon  as  the  amount  thereof  can  reasonably   be

determined, but in no event later than the ninetieth  (90th)  day after the occurrence of the event subjecting the Executive to the

Excise  Tax.   In  the  event that the amount  of  the  estimated

payments exceeds the amount subsequently determined to have  been due,  such excess shall constitute a loan by the Company  to  the

Executive,  payable on the fifth (5th) day after  demand  by  the

Company  (together with interest at the rate provided in  Section

1274(b)(2)(B) of the Code).



           (e)  In the event of any controversy with the Internal

Revenue Service (or other taxing authority) under this Section 5,

the  Executive shall permit the Company to control issues related to  this Section 5 (at its expense), provided that such issues do not  potentially materially adversely affect the  Executive,  but the  Executive shall control any other issues.  In the event  the issues  are interrelated, the Executive and the Company shall  in good faith cooperate so as not to jeopardize resolution of either issue,  but if the parties cannot agree the Executive shall  make the  final determination with regard to the issues.  In the event of  any conference with any taxing authority as to the Excise Tax or  associated  income  taxes, the  Executive  shall  permit  the representative of the Company to accompany him, and the Executive and  his representative shall cooperate with the Company and  its representative.



           (f)   The Company shall be responsible for all charges

of the Accountant.



          6.   Notice of Termination.  After a Change of Control,

any  purported  termination of the Executive's employment  (other than  by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 14.



          7.   Date of Termination.  "Date of termination,"" with

respect   to   any  purported  termination  of  the   Executive's

employment  after  a  Change  of Control,  shall  mean  the  date specified in the Notice of Termination.



           8.    No Duty to Mitigate/Set-off.  The Company agrees

that if the Executive's employment with the Company is terminated pursuant to this Agreement during the term of this Agreement, the

Executive  shall not be required to seek other employment  or  to attempt in any way to reduce any amounts payable to the Executive by  the  Company pursuant to this Agreement.  Further, the amount of  any  payment or benefit provided for in this Agreement  shall not  be  reduced by any compensation earned by the  Executive  or benefit provided to the Executive as the result of employment  by another  employer  or  otherwise.  Except as  otherwise  provided herein and apart from any disagreement between the Executive  and the  Company concerning interpretation of this Agreement  or  any term  or provision hereof, the Company's obligations to make  the payments provided for in this Agreement and otherwise to  perform

its   obligations  hereunder  shall  not  be  affected   by   any

circumstances,   including  without  limitation,   any   set-off,

counterclaim,  recoupment,  defense  or  other  right  which  the

Company  may have against the Executive.  The amounts  due  under

Section  4  are  inclusive, and in lieu of, any  amounts  payable under any other salary continuation or cash severance arrangement of the Company and to the extent paid or provided under any other

such   arrangement  shall  be  offset  against  the  amount   due

hereunder.



           9.    Service with Subsidiaries.  For purposes of this

Agreement, employment by a subsidiary or a parent of the  Company shall be deemed to be employment by the Company and references to the  Company  shall include all such entities,  except  that  the payment obligation hereunder shall be solely that of the Company.

A  Change  of Control, however, as used in this Agreement,  shall refer only to a Change of Control of the Company.



             10.    Confidentiality;   No   Non-Competition;   No

Resignation.  (a)  The Executive shall not at any time during the term  of  this Agreement, or thereafter, directly or  indirectly,

for  any  reason  whatsoever,  communicate  or  disclose  to  any

unauthorized  person,  firm  or  corporation,  or  use  for   the

Executive's own account, without the prior written consent of the

Board,   any  proprietary  processes,  trade  secrets  or   other

confidential data or information of the Company and  its  related and  affiliated companies concerning their businesses or affairs,

accounts,  products, services or customers, it being  understood,

however, that the obligations of this Section shall not apply  to the  extent  that  the  aforesaid matters (i)  are  disclosed  in circumstances  in which the Executive is legally required  to  do so,  or  (ii) become known to and available for use by the public other than by the Executive's wrongful act or omission.



           (b)  In consideration of this Agreement, the Executive

agrees  that  he  will not resign from the Company  without  Good

Reason  for at least one hundred eighty (180) days from the  date hereof,  except the foregoing shall not apply after a  Change  of

Control.



           (c)  In consideration of this Agreement, the Executive

agrees  that  he will, following a Change of Control  and  timely payment  of  amounts  due  him hereunder,  consult  in  a  senior advisory  capacity  to assist in the orderly  transition  to  new management for a period of ninety (90) days following a Change of

Control.



          (d)  The Company shall continue to cover the Executive,

or  cause  the  Executive to be covered, under any  director  and officer  insurance  maintained after the Change  of  Control  for directors and officers of the Company (whether by the Company  or another entity) at the highest level so maintained for any  other past  or active director or officer with regard to any action  or omission  of  the Executive while an officer or director  of  the

Company or its affiliates.  Such coverage shall continue for  any period during which the Executive may have any liability for  the aforesaid actions or omissions.



           (e)   Following a Change of Control, the Company shall

indemnify  the Executive to the fullest extent permitted  by  law

against   any  claims,  suits,  judgments,  expenses   (including

reasonable  attorney fees), with advancement of  legal  fees  and disbursements  to the fullest extent permitted  by  law,  arising from,  out of, or in connection with the Executive's services  as an  officer or director of the Company, as an officer or director of any affiliate for which the Executive was required to serve as such by the Company or as a fiduciary of any benefit plan of  the

Company or any affiliate.



          11.  Successors; Binding Agreement.  In addition to any

obligations imposed by law upon any successor to the Company, the

Company  will require any successor (whether direct or  indirect,

by  purchase,  merger,  consolidation or  otherwise)  to  all  or substantially all of the business and/or assets of the Company to expressly  assume and agree in writing to perform this  Agreement in  the same manner and to the same extent that the Company would be  required to perform it if no such succession had taken place.

This  Agreement shall inure to the benefit of and be  enforceable by  the Executive's personal or legal representatives, executors,

administrators,  successors, heirs,  distributees,  devisees  and

legatees.   If  the  Executive shall die while any  amount  would

still be payable to the Executive hereunder if the Executive  had continued  to  live, all such amounts, unless otherwise  provided herein,  shall  be  paid in accordance with  the  terms  of  this

Agreement   to   the   executors,  personal  representatives   or

administrators  of  the Executive's estate.   This  Agreement  is

personal  to  the  Executive and neither this  Agreement  or  any rights hereunder may be assigned by the Executive.



           12.   Miscellaneous.  No provisions of this  Agreement

may  be  modified,  waived  or  discharged  unless  such  waiver,

modification or discharge is agreed to in writing and  signed  by the  Executive and such officer as may be specifically designated by  the  Board.  No waiver by either party hereto at any time  of any  breach by the other party hereto of, or compliance with, any condition  or  provision shall be deemed a waiver of  similar  or dissimilar provisions or conditions at the same or at  any  prior

or  subsequent  time.   This  Agreement  constitutes  the  entire

Agreement  between the parties hereto pertaining to  the  subject

matter  hereof.   No  agreements  or  representations,  oral   or

otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth  in  this Agreement.  All references to any  law  shall  be deemed also to refer to any successor provisions to such laws.



           13.  Counterparts.  This Agreement may be executed  in

several  counterparts, each of which shall be  deemed  to  be  an original  but all of which together will constitute one  and  the same instrument.



           14.   Notices.   Any  notice  or  other  communication

required or permitted hereunder shall be in writing and shall  be

delivered  personally,  or  sent  by  registered  mail,   postage

prepaid.  Any such notice shall be deemed given when so delivered personally, or, if mailed, five days after the date of deposit in the United States mails, or as follows:



               (i)  If to the Company, to:

                    Overseas Shipholding Group, Inc.
                    511 Fifth Avenue
                    New York, New York  10017
                    Attention:  Chairman


               (ii) If to the Executive, to his or her last shown
                    address on the books of the Company.


           Any  party may by notice given in accordance with this

Section to the other parties, designate another address or person for receipt of notices hereunder.



          15.  Separability.  If any provisions of this Agreement

shall be declared to be invalid or unenforceable, in whole or  in part,  such  invalidity or unenforceability shall not affect  the remaining provisions hereof which shall remain in full force  and effect.



           16.   Legal Fees.  In the event the Company  does  not

make  the  payments  due  hereunder on a  timely  basis  and  the

Executive  collects any part or all of the payments provided  for hereunder  or otherwise successfully enforces the terms  of  this

Agreement  by  or through a lawyer or lawyers, the Company  shall pay  all  costs  of  such  collection or  enforcement,  including reasonable  legal  fees and other reasonable  fees  and  expenses which  the  Executive may incur.  The Company shall  pay  to  the

Executive  interest at the prime lending rate (as announced  from time  to time by Citibank, N.A.) plus two percent (2%) per  annum on  all  or  any  part  of any amount to  be  paid  to  Executive hereunder  that is not paid when due.  The prime  rate  for  each calendar  quarter shall be the prime rate in effect on the  first day of the calendar quarter.



           17.   Arbitration.  Any dispute or controversy arising

under  or  in  connection with this Agreement  shall  be  settled exclusively by arbitration conducted in the City of New  York  in the State of New York under the Commercial Arbitration Rules then prevailing  of  the  American Arbitration  Association  and  such submission shall request the American Arbitration Association to:

(i)   appoint   an   arbitrator  experienced  and   knowledgeable

concerning the matter then in dispute; (ii) require the testimony to  be transcribed; (iii) require the award to be accompanied  by findings  of fact and the statement for reasons for the decision;

and  (iv)  request the matter to be handled by and in  accordance with  the  expedited procedures provided for  in  the  Commercial

Arbitration  Rules.  The determination of the arbitrators,  which shall  be  based upon a de novo interpretation of this Agreement,

shall  be  final and binding and judgment may be entered  on  the arbitrators' award in any court having jurisdiction.  The Company shall  pay all costs of the American Arbitration Association  and the arbitrator.



           18.   Non-Exclusivity  of  Rights.   Nothing  in  this

Agreement  shall prevent or limit the Executive's  continuing  or future participation in any benefit, bonus, incentive, equity  or other  plan or program provided by the Company and for which  the

Executive may qualify, nor shall anything herein (except  Section

8)  limit or otherwise prejudice such rights as the Executive may have  under  any other currently existing plan, agreement  as  to employment  or  severance from employment  with  the  Company  or statutory entitlements, provided, that to the extent such amounts are  paid under Section 4 hereof or otherwise, they shall not  be due under any such program, plan, agreement, or statute.  Amounts that  are  vested  benefits or which the Executive  is  otherwise entitled to receive under any plan or program of the Company,  at or  subsequent  to the date of termination shall  be  payable  in accordance  with  such  plan  or  program,  except  as  otherwise specifically provided herein.



           19.   Not an Agreement of Employment.  This is not  an

agreement assuring employment and, subject to any other agreement between  the Executive and the Company, the Company reserves  the right to terminate the Executive's employment at any time with or without  cause, subject to the payment provisions hereof if  such termination  is  after, or within ninety (90)  days  prior  to  a

Change of Control, as defined herein.  The Executive acknowledges that  he is aware that he shall have no claim against the Company hereunder or for deprivation of the right to receive the  amounts

hereunder  as  a  result  of  any  termination  that   does   not

specifically satisfy the requirements hereof or as  a  result  of any other action taken by the Company.



            20.    Independent  Representation.   The   Executive

acknowledges that he has been advised by the Company to have  the

Agreement reviewed by independent counsel and has been given  the opportunity to do so.



          21.  Governing Law.  This Agreement shall be construed,

interpreted,  and governed in accordance with  the  laws  of  the

State  of  Delaware  without  reference  to  rules  relating   to

conflicts of law.



           IN  WITNESS  WHEREOF,  the  Company  has  caused  this

Agreement to be duly executed and the Executive has hereunto  set his hand as of the date first set forth above.



                              OVERSEAS SHIPHOLDING GROUP, INC.



                              By:     S/
                                  ----------------------------
                                  Name:
                                  Title:


                              EXECUTIVE



                                     S/
                              -------------------------------
                              Morton P. Hyman